SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2003

MICRON ENVIRO SYSTEMS, INC.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are extremely pleased to report that partner Habanero Resources Inc. and we, have been informed by the operator that the drilling on the new, multi-well gas program in Palo Pinto and Jack Counties, Texas has now begun.  The rig is scheduled to drill the first two wells back to back and then continue on drilling five additional wells totaling seven.  We are currently negotiating on a participation interest in a further five wells on this project. Each well will take approximately 7-10 days to drill and 4-6 weeks to complete.  The drill rig is booked to complete seven straight wells on this prospect.  Bernard McDougall, our president stated, “It is great to be drilling again so quickly after announcing a new major oil discovery in Canada for MSEV.  This multi-well drill program is very exciting for management and for MSEV’s shareholders, as it is in a world-class region with major infrastructure already in place.  This program will generate a steady flow of news for MSEV as each well should take approximately 7-10 days to drill.  This program could carry right through the to the end of the year, at which time we are hoping to have our two other multi-well drill programs starting up, giving MSEV the possibility of simultaneously drilling on 3 independent multi-well drill programs.”

We are also currently conducting due diligence on several other potential projects which include one located in Saskatchewan, Canada, a multi-well oil target in Alberta, Canada, an additional multi-well prospect in Texas and a multi-well program in Oklahoma.  We are hoping to be able to have an announcement on one or more of these prospects shortly.

We are an emerging oil and gas company that has both oil and gas producing properties. Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace.  We currently have 11 independent sources of oil and/or gas revenue.  Our production is from 9 oil wells in Canada, of which we currently have the largest working interest of any company involved in this project that trade exclusively on the OTCBB, and 2 wells producing both oil and gas revenue in Texas.  We are currently involved in 3 separate multi-well oil and gas prospects, and we continue to look for additional projects that would contribute in building shareholder value.

If you have any questions, please call our office at (604) 646-6903.  If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         October 8, 2003